Exhibit 99.1
PACKETEER®, INC. ANNOUNCES FIRST QUARTER FINANCIAL RESULTS
CUPERTINO, Calif. – April 20, 2006 – Packeteer®, Inc. (NASDAQ: PKTR), the global leader in WAN Application Optimization, today announced results of operations for the quarter ended March 31, 2006.
Net revenues for the first quarter 2006 were $32.3 million, compared with $28.1 million for the first quarter 2005. Net revenues increased sequentially from the $31.9 million reported in the fourth quarter 2005. GAAP net income for the first quarter 2006 was $4.5 million or $0.13 per diluted share. This compares to first quarter 2005 GAAP net income of $3.6 million or $0.10 per diluted share.
Included in the GAAP net income for the first quarter 2006 was stock-based compensation from options and employee stock purchase plan of $2.7 million, amortization of purchased intangible assets of $394,000 and stock-based compensation from acquisitions of $102,000, offset by $517,000 relating to the tax effect of these items, resulting in non-GAAP net income of $7.2 million or $0.20 per diluted share. Included in the GAAP net income for the first quarter 2005 was amortization of purchased intangible assets of $356,000 and stock-based compensation from acquisitions of $230,000, offset by $105,000 relating to the tax effect of these items, resulting in non-GAAP net income of $4.1 million or $0.12 per diluted share. See our “Reconciliation of GAAP Net Income to Non-GAAP Net Income” for further information.
The balance sheet at the end of Q1 remained strong. Total cash and investments of $134.7 million at March 31, 2006 were $12.0 million higher than the balances of $122.7 million at December 31, 2005. Accounts receivable of $17.2 million at March 31, 2006 represented 48 days sales outstanding, compared to 46 days sales outstanding at December 31, 2005. Total inventories were $3.8 million at March 31, 2006, compared with $5.0 million at December 31, 2005.
“We are happy to report another quarter of record revenue for Packeteer,” said Dave Côté, President and CEO. “Each of our regions delivered strong results with the Americas again delivering record quarterly revenues. Demand for our solutions remains strong and we continue to attract and close large opportunities in the WAN Application Optimization market.”
A Conference Call with company management will be held April 20, 2006 at 2:00 pm Pacific Time. The call will be simulcast on the Internet at www.packeteer.com and www.companyboardroom.com. A replay of the call will be available on the website until April 27, 2006. Management’s accompanying script will remain on the website. Additional investor information can be accessed at www.packeteer.com or by calling Packeteer’s Investor Relations Department at (408) 873-4422.

About Packeteer
Packeteer (NASDAQ: PKTR) is the global market leader in Application Traffic Management for wide area networks. Deployed at more than 7,000 companies in 50 countries, Packeteer solutions empower IT organizations with patented network visibility, control, and acceleration capabilities delivered through a family of intelligent, scalable appliances. For more information, contact Packeteer via telephone at +1 (408) 873-4400, fax at +1 (408) 873-4410, or by email at info@packeteer.com, or visit the Company’s website at www.packeteer.com. Packeteer is headquartered in Cupertino, CA.
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Safe Harbor Clause
The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, including statements regarding Packeteer’s expectations, beliefs, intentions or strategies regarding the future. Forward-looking statements include, but are not limited to, express or implied statements regarding future revenues, revenue growth and profitability, spending levels by existing and prospective customers, the markets for our products, new product development, liquidity and macro economic conditions. All forward-looking statements included in this press release are based upon information available to Packeteer as of the date hereof. Packeteer assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected. Actual results may differ materially due to a number of factors including the perceived need for our products, our ability to convince potential customers of our value proposition, the costs of competitive solutions, continued capital spending by prospective customers and macro economic conditions. These and other risks relating to Packeteer’s business are set forth in Packeteer’s Form 10-K filed with the Securities and Exchange Commission on March 16, 2006, and Packeteer’s Form 10-Qs and other reports filed from time to time with the Securities and Exchange Commission.
Packeteer, PacketShaper, PacketShaper Express are trademarks or registered trademarks of Packeteer, Inc. All other products and services are the trademarks of their respective owners.
Investor Contact
David C. Yntema
Chief Financial Officer
408-873-4518
dyntema@packeteer.com

PACKETEER, INC.
CONDENSED CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share amounts)
(unaudited)

	Three months ended
	March 31,
	2006	2005

Net revenues
Product revenues	$24,694	$22,299
Service revenues	7,591	5,779

Total net revenues	32,285	28,078

Cost of revenues
Product costs (includes stock-based compensation expense of $96 and $0 for the three months ended March 31, 2006 and 2005, respectively)	5,104	4,989
Service costs (includes stock-based compensation expense of $169 and $0 for the three months ended March 31, 2006 and 2005, respectively)	2,321	1,825
Amortization of purchased intangible assets	394	356

Total cost of revenues	7,819	7,170

Gross profit	24,466	20,908

Operating expenses:
Research and development (includes stock-based compensation expense of $817 and $218 for the three months ended March 31, 2006 and 2005, respectively)	6,456	5,188
Sales and marketing (includes stock-based compensation expense of $1,059 and $10 for the three months ended March 31, 2006 and 2005, respectively)	10,954	9,909
General and administrative (includes stock-based compensation expense of $695 and $2 for the three months ended March 31, 2006 and 2005, respectively)	2,922	1,951

Total operating expenses	20,332	17,048

Operating income	4,134	3,860

Other income, net	1,240	502

Income before provision for income taxes	5,374	4,362

Provision for income taxes	860	785

Net income	$4,514	$3,577

Basic net income per share	$0.13	$0.11

Diluted net income per share	$0.13	$0.10

Shares used in computing basic net income per share	34,416	33,546

Shares used in computing diluted net income per share	35,377	35,211

PACKETEER, INC.
RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME
(in thousands, except per share amounts)
(unaudited)

	Three months ended
	March 31,
	2006	2005

Non-GAAP net income	$7,227	$4,058

Stock-based compensation from options and employee stock purchase plan	(2,734)	—

Amortization of purchased intangible assets	(394)	(356)
Stock-based compensation from acquisitions	(102)	(230)
Tax impact of above	517	105

GAAP net income	$4,514	$3,577

Basic non-GAAP net income per share excluding amortization of purchased intangible assets and stock-based compensation, net of taxes	$0.21	$0.12

Diluted non-GAAP net income per share excluding amortization of purchased intangible assets and stock-based compensation, net of taxes	$0.20	$0.12

Shares used in computing basic net income per share	34,416	33,546

Shares used in computing diluted net income per share	35,377	35,211

PACKETEER, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 31,	December 31,
	2006	2005
Assets:
Cash, cash equivalents and investments	$134,700	$122,677
Accounts receivable, net	17,183	15,759
Inventories	3,777	4,979
Property and equipment, net	2,859	2,681
Other assets	7,908	7,428
Goodwill and other intangible assets, net	14,739	15,133

Total assets	$181,166	$168,657

Liabilities and Stockholders’ Equity

Liabilities:
Accounts payable and accrued liabilities	$18,171	$17,595
Deferred rent and other	293	340
Deferred revenue	23,266	22,115

Total liabilities	41,730	40,050

Stockholders’ equity	139,436	128,607

Total liabilities and stockholders’ equity	$181,166	$168,657

PACKETEER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three months ended
	March 31,
	2006	2005

Net cash provided by operating activities	$9,264	$9,126
Net cash used in investing activities	(12,311)	(302)
Net cash provided by financing activities	3,498	3,009

Net increase in cash and cash equivalents	451	11,833

Cash and cash equivalents at beginning of period	36,221	10,672

Cash and cash equivalents at end of period	36,672	22,505

Investments	98,028	79,451

Total cash, cash equivalents and investments	$134,700	$101,956